Exhibit 99.1

RE/MAX HOLDINGS PROVIDES UPDATE ON FORM 10-Q FILING

DENVER, November 9, 2017

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, today announced that the Company intends to file with the U.S. Securities and Exchange Commission (“SEC”) a Form 12b-25 Notification of Late Filing with regard to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (“Form 10-Q”). As disclosed on November 2, 2017, the Company indicated that it may not be in a position to file its Form 10-Q by the November 9, 2017 deadline and the Company now confirms that it is unable to file its Form 10-Q by the due date.

As also disclosed on November 2, 2017, the Company’s Board of Directors has appointed a special committee of independent directors (the “Special Committee”) to investigate allegations concerning actions of certain members of the Company’s senior management, including an allegation of a previously undisclosed loan of personal funds from David L. Liniger, the Company’s Co-Chief Executive Officer and Chairman, to Adam M. Contos, the Company’s Co-Chief Executive Officer, and allegations of wrongdoing in employment practices and conduct.

Messrs. Liniger and Contos have confirmed the existence of the personal loan for the purchase of a residence, certain other personal transactions in the form of cash and non-cash gifts, and that no Company funds were used or otherwise involved in any of these transactions.

Although substantial progress has been made on the investigation by the Special Committee, the work is ongoing and the Company is currently unable to predict the outcome or timing of completion of the investigation.  The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the third quarter earnings release and conference call to review financial results for the quarter ended September 30, 2017.

The Company will file a Current Report on Form 8-K in connection with any notice from the New York Stock Exchange of noncompliance regarding the listing requirements for timely filing of annual and interim reports.

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About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the ongoing investigation including descriptions of its scope, timing and impact as well as progress of the investigation, expectations about the Company’s reporting of its results and filing its Form 10-Q for the quarter ended September 30, 2017 and potential violations of the Company’s codes of ethics and business conduct and policies.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the uncertainty of the scope of the internal investigation of the Special Committee, and its ultimate findings, as well as the timing of its completion and costs and expenses arising out of the investigation process and its results, (2) the impact of the internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company, (3) the existence and identification of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (4) findings of misconduct or other inappropriate activities by members of our senior management, including violations of Company policies and procedures, and (5) reputational damage that the Company may suffer as a result of the matters being investigated by the Special Committee, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Pete Crowe
(303) 796-3287	(303) 796-3815
aschulz@remax.com	pcrowe@remax.com